Wiley Signs Definitive Agreement to Acquire Learning House from Weld North
Acquisition will create a leader in tech-enabled education services for universities and corporations

October 9, 2018 - John Wiley & Sons, Inc. (NYSE: JW-A and JW-B), a global leader in research and education, announced today it has signed a definitive agreement to acquire Learning House, a diversified education services provider, from Weld North Holdings.  Under the terms of the agreement, Learning House shareholders will receive $200 million in cash.  The transaction is expected to close on or around November 1, 2018, subject to customary closing and regulatory conditions.
Learning House, headquartered in Louisville (KY), provides online program management (OPM) services for colleges and universities, including graduate and undergraduate programs; short courses, bootcamps, and other skills training and credentialing for students and professionals; pathway services for international students; professional development services for teachers; and learning solutions for corporate clients.  Revenue for fiscal year 2018 (ending December 31) is forecast to be approximately $70 million, up 17% from the prior year.
"Learning House is a dynamic growth company and we are thrilled to have Todd Zipper and the Learning House team join the Wiley family," said Brian Napack, President and CEO of Wiley.  "The addition of Learning House to Wiley's portfolio of tech-enabled education services positions us as a clear leader in the rapidly growing market for services that help institutions, corporations, professionals, and students to achieve their goals.  Learning House will enable us to partner even more broadly with institutions and employers to give students a high-quality education, prepare them for the right job, and upskill and reskill them throughout their careers.  As one of the world's leading education companies, Wiley's goals are society's goals – to generate a strong return on investment in education by delivering programs that improve education and career outcomes and that truly bridge the gap between education and employment."
Learning House and Wiley's existing Education Services business will combine to create a diversified software and services leader in the $2.3 billion OPM market, with approximately $200 million in combined annual revenue, over 60 university partners ranging from national to regional, over 800 online graduate and undergraduate degree programs across disciplines, and targeted institutional services such as student recruitment and enrollment.  Learning House will further extend Wiley's reach into the $10+ billion education services space, with short courses, bootcamps, and training services in critical areas like software development and teaching, and a job matching network of more than 450 employers.
"The key to our success is understanding the changing needs of our partners and investing in their success to help students achieve their education and career goals," said Matt Hillman, General Manager of Wiley Education Services. "Wiley's presence and reputation inside and across universities is unmatched; our range of international, national and regional partners and programs is unmatched; and our range of services is unmatched. Partnering with Learning House, we now have the scale and service offerings to be the clear-cut partner of choice. We are very excited to have Todd Zipper, a recognized industry leader, and his incredibly talented team at Learning House join our Wiley family."
"We're deeply honored to join Wiley, one of the most respected and forward-looking education companies in the world," said Todd Zipper, President and CEO of Learning House. "Our university partners rely on us to thrive in highly-competitive enrollment environments, with pressing demands for outcomes, sophisticated learning tools, and efficiencies. Learning House as a part of Wiley is an incredible next step for us in our evolution, and I thank our employees for making it happen."
"We are excited for Learning House to become a part of Wiley and add its legacy of innovation to Wiley's OPM market business," said Jonathan Grayer, CEO of Weld North.  "The management team led by Todd Zipper has done a superb job of expanding Learning House's reach, developing its offerings and becoming an important driver in leveraging technology to create true benefit for our partner schools. The business has grown dramatically under this team from under $10 million in revenues in 2011.  For Weld North, this transaction makes sense as we focus resources on rapidly scaling our exciting K12 digital education opportunity.  We are proud of the Learning House team and look forward to their continued success."
 Forward-Looking Statements
This release contains certain forward-looking statements. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based on a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) Learning House's forecasted fiscal year 2018 revenues and (xi) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.
About Wiley
Wiley is a global leader in research and education. Our online scientific, technical, medical, and scholarly journals, and our digital learning, assessment, certification and student-lifecycle services and solutions help universities, academic societies, businesses, governments and individuals to achieve their academic and professional goals. For more than 200 years, we have delivered consistent performance to our stakeholders. The Company's website can be accessed at www.wiley.com.
About Wiley Education Services
Wiley Education Services, a division of Wiley, is a leading, global provider of tailored services and technology solutions to higher education institutions.  It currently partners with more than 35 institutions across the US, Europe, and Australia and supports over 240 degree programs and more than 3,000 courses, encompassing on-campus, online, and hybrid models.  Wiley Education Services works collaboratively with its partners to provide tailored services, technology, insights, and content that help to improve institutional performance and help learners to achieve their goals.  For more information go to edservices.wiley.com.
About Learning House
Learning House, Inc. helps people improve their lives through education. As an academic program manager, Learning House offers technology-enabled education solutions designed to meet the needs of a dynamic global market. Solutions include Online Program Management (OPM), Enterprise Learning Solutions, The Software Guild, Learning House, International and Advancement Courses. With a focus on data-driven decision making, Learning House is on the leading edge of higher education. Learning House provides expertise in research and analytics, marketing, enrollment, retention and instructional design. Through its broad portfolio, Learning House delivers more students, more graduates and better outcomes.

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